Exhibit 99.1

Intermec, Inc. 6001 36th Avenue West Everett, WA 98203-1264 www.intermec.com

FOR IMMEDIATE RELEASE

INTERMEC REPORTS PRELIMINARY FIRST QUARTER 2012 RESULTS

•	Q1 Revenue increased year over year to $179.7 million

•	Preliminary GAAP EPS ($0.27) per fully diluted share; Non-GAAP EPS of ($0.21)

•	Adjusted EBITDA of ($6.9) million

•	Final results subject to impairment analysis and deferred tax asset balances

EVERETT, Wash. – May 1, 2012 – Intermec, Inc. (NYSE: IN) today announced preliminary financial results for its first quarter ended April 1, 2012.

First quarter 2012 revenues were $179.7 million, with preliminary net (loss) on a GAAP basis of ($16.4) million or ($0.27) per diluted share. That compares to 2011 first quarter revenues of $178.5 million and net loss on a GAAP basis of ($6.1) million or ($0.10) per diluted share. Excluding acquisition-related costs and other adjustments totaling $3.7 million (detailed below), the Adjusted Non-GAAP operating loss for the quarter was ($12.7) million or ($0.21) per diluted share, as compared with Non-GAAP operating loss of ($0.1) million or ($0.01) per diluted share, for the 2011 quarter.

The following table presents the Company’s preliminary GAAP operating income (loss), net earnings (loss) and earnings (loss) per share reported for the first quarters of 2012 and 2011, and as adjusted excluding the impact of restructuring costs, acquisition-related costs and acquisition-related accounting adjustments:

PRELIMINARY

INTERMEC, INC.

RECONCILIATION OF GAAP TO NON-GAAP OPERATING INCOME,

NET EARNINGS AND EARNINGS PER SHARE

(In millions, except per share amounts)

(Unaudited)

	Quarter Ended April 1, 2012			Quarter Ended April 3, 2011
	Operating Income (loss)	Net earnings (loss)	Earnings (loss) per share	Operating Income (loss)	Net earnings (loss)	Earnings (loss) per share
Loss as reported	$(18.6)	$(16.4)	$(0.27)	$(8.6)	$(6.1)	$(0.10)
Acquisition related adjustments	4.8	3.0	0.05	7.8	5.7	0.09
Income taxes - increase in valuation allowance	—	0.7	0.01	—	0.3	—

Non-GAAP loss as adjusted	$(13.8)	$(12.7)	$(0.21)	$(0.8)	$(0.1)	$(0.01)

The acquisition-related adjustments reflect amortization of acquisition intangibles of $4.8 million related to acquisitions closed in March 2011. Adjusted operating income for the first quarter of 2012 was ($13.8) million and adjusted net loss was ($0.21) per share as described in the Non-GAAP Financial Measures section of this release.

In conjunction with its financial analysis and reporting procedures and based on its current market capitalization, the Company is evaluating its goodwill and long-lived assets including its intangible assets for impairment and its deferred tax assets for a valuation allowance for the first quarter of 2012. The final loss per share reported for the quarter could be greater than the preliminary results reported in this press release if either or both of these items require adjustment as a result of this analysis. Any such adjustments would be non-cash charges and are not expected to result in any change to our Non-GAAP results.

First Quarter 2012 Operating Performance

•

Total revenue of $179.7 million increased 1% from the prior-year quarter and includes the benefit of approximately $20.7 million from acquired businesses, including Vocollect. Excluding the acquisitions, revenue decreased 12%. Total revenue growth includes the decline of 1.6 percentage points from currency translation.

•

Geographically, compared to the prior-year quarter and including the benefit of Voice solutions, revenues in North America increased approximately 17%. Europe, Middle East and Africa (EMEA) revenues decreased by 17%. Latin America was flat and Asia Pacific revenue declined 6% versus strong first quarters in 2011. On a constant currency basis EMEA revenues decreased 14%.

•

Compared to the prior year quarter Intermec-branded Systems and solutions revenue declined 10% while Printer and media revenue decreased 18%. Intermec-branded services revenue was flat compared to Q1 2011. Voice solutions revenues of $27.4 million include two months of revenue in Q1 2012 that was not included in Q1 2011 prior to the close of the acquisition on March 3, 2011.

•	Total gross margin as reported for the first quarter was 36.7%. Excluding the impact of $3.6 million of intangible amortization, the Company’s non-GAAP adjusted gross margin was 38.7%.

•

Product gross margin as reported was 33.1%, compared to 38.1% in the first quarter of 2011. Excluding the acquisition-related adjustment of $3.6 million, the Company’s non-GAAP adjusted product gross margin was 35.7% compared to 39.7% in the first quarter 2011. Service gross margin as reported was 48.1%, compared to 39.0% in first quarter 2011.

•

Total operating expenses for the quarter were $86 million. That compares to prior-year operating expenses of $76.8 million which included only one month of acquired companies’ expenses of $6.4 million and $4.8 million of acquisition related expense. On a comparable basis, core Intermec operating expenses were $65.7 million in the 2012 quarter, versus $65.6 million in the 2011 quarter.

•

The Company used $12 million in operating cash flow during the quarter. Cash, cash equivalents, and short-term investments totaled approximately $85 million at quarter-end. The outstanding balance of the Company’s credit facility at the end of the quarter was $85 million, unchanged from the prior quarter end, with $63.5 million available under the credit agreement.

First Quarter Business Highlights

•

Intermec launched two new Vehicle Mount computers the CV-41 and CV-61 designed to integrate with any forklift. Both units will offer Vocollect integrated voice-directed workflow to increase accuracy and productivity.

•

The Company also introduced the SG20 family of handheld scanners featuring the industry’s fastest 2D imaging technology for highly responsive omnidirectional scanning. Designed to speed up the bar code scanning process in retail, healthcare and general countertop scanning applications, the SG20 scanner minimizes the time and effort required to read a bar code by providing more than 50 times the motion tolerance of competitive scanners.

•

The Company debuted three new printers. The PC23d is an intuitive, flexible and smart desktop printer designed to set a new standard for user-friendly, efficient printing operations in healthcare. The PC43d and PC43t desktop printers provide intuitive, flexible and smart solutions for light duty labeling applications in transportation, courier, hospitality, manufacturing, warehouse and office environments.

•

Intermec received the prestigious 5-star rating in CRN’s 2012 Partner Programs Guide. The 2012 CRN Partner Programs Guide and CRN 5-Star Rating is the definitive listing of manufacturers and software publishers that service solution providers and/or provide products to the IT Channel.

•

Vocollect announced that its industry-leading VoiceCatalyst software now supports a variety of leading personal computers (PCs) to enable voice-directed support for multiple workflows in distribution operations.

•

Vocollect also launched Vocollect VoiceExpress, a new host interface solution that provides distribution center (DC) and warehouse operators the benefits of voice across almost any distribution workflow quickly, by eliminating or reducing common customer adoption barriers of voice solutions without host changes or significant IT resources.

Outlook – 2012

•	Following the departure of its CEO Patrick J. Byrne, the Company will not be providing financial guidance at this time.

Conference Call Information

Intermec will hold its conference call on Tuesday May 1, 2012 at 5:00 p.m., Eastern Time (2:00 p.m. Pacific Time):

Conference Call:

Tuesday May 1, 2012 at 5:00 p.m., Eastern Time (2:00 p.m. Pacific Time)

Dial-in Numbers:

1-877-941-8609

1-480-629-9692

Passcode: INTERMEC

30-Day Replay:

1-800-406-7325

1-303-590-3030

Passcode: 4533430

Audio Webcast:

Intermec will provide a live audio Webcast of its first quarter 2012 earnings conference call beginning Tuesday, May 1, 2012 at 5:00 p.m., Eastern, (2:00 p.m. Pacific). A Webcast archive will be available for one month.

The webcast will be available at: www.intermec.com/InvestorRelations

Contact:

Dan Evans

Investor Relations

425-267-2975

dan.evans@intermec.com

About Intermec, Inc.

Intermec Inc. (NYSE:IN) develops and integrates products, services and technologies that identify, track and manage supply chain assets and information. Core technologies include rugged mobile computing and data collection systems, voice solutions that increase business performance, bar code printers, label media, and RFID. The company’s products and services are used by customers in many industries worldwide to improve the productivity, quality and responsiveness of business operations. For more information about Intermec, visit www.intermec.com or call 800-347-2636.

Non-GAAP Financial Measures

This press release includes Non-GAAP financial measures for operating income (loss), net earnings (loss), and earnings (loss) per diluted share, EBITDA, Adjusted EBITDA and gross margins. Reconciliations of each of these Non-GAAP financial measures to the most directly comparable GAAP financial measures are detailed in the Reconciliation of GAAP to Non-GAAP operating (loss) and adjusted EBITDA and Reconciliation of GAAP to Non-GAAP Gross Margins.

Our Non-GAAP measures should be read in conjunction with the corresponding GAAP measures. The Non-GAAP measures should be considered in addition to and not as an alternative or substitute for the measures prepared in accordance with generally accepted accounting principles.

We believe that excluding items such as, but not limited to, restructuring charges (principally related to severance costs in connection with distinct organizational initiatives to reduce costs and improve operational efficiency), costs related to completion of acquisitions and certain opening balance sheet accounting adjustments, amortization of intangibles and non-cash stock based compensation expenses provides supplemental information useful to investors’ and management’s understanding of Intermec’s core operating results, especially when comparing those results on a consistent basis to results for previous periods and anticipated results for future periods.

Forward Looking Statements

Statements made in this release and related statements that express Intermec’s or our management’s intentions, hopes, indications, beliefs, expectations, guidance, estimates, forecasts or predictions of the future constitute forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, and relate to matters that are not historical facts. The forward-looking statements contained herein include, without limitation, statements regarding: our view of general economic and market conditions, our revenue, expense, earnings or financial outlook for the current period or any other period, our cost reduction plans, our ability to develop, produce, market or sell our products, either directly or through third parties, to reduce or control expenses, to improve efficiency, to realign resources, or to continue operational improvement and year-over-year or sequential growth, and the applicability of accounting policies used in our financial reporting. They also include, without limitation, statements about future financial and operating results of our company after the acquisition of other businesses and the benefits of such acquisitions. When used in this document and in documents it refers to, the words “anticipate,” “believe,” “will,” “intend,” “project” and “expect” and similar expressions as they relate to us or our management are intended to identify such forward-looking statements. These statements represent beliefs and expectations only as of the date they were made. We may elect to update forward-looking statements, but we expressly disclaim any obligation to do so, even if our beliefs and expectations change.

Actual results may differ from those expressed or implied in our forward-looking statements. Such forward-looking statements involve and are subject to certain risks and uncertainties, which may cause our actual results to differ materially from those discussed in a forward-looking statement. These risk factors include, but are not limited to, risks and uncertainties described more fully in our reports filed or to be filed with the Securities and Exchange Commission including, but not limited to, our annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, which are available on our website at www.intermec.com.

PRELIMINARY

INTERMEC, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	April 1, 2012	April 3, 2011
Revenues:
Product	$136,471	$141,736
Service	43,207	36,782

Total revenues	179,678	178,518

Costs and expenses:
Cost of product revenues	91,339	87,797
Cost of service revenues	22,414	22,427
Research and development	20,009	17,815
Selling, general and administrative	66,007	54,242
Acquisition costs	—	4,839
Gain on intellectual property sales	(1,400)	—

Total costs and expenses	198,369	187,120

Operating loss	(18,691)	(8,602)
Interest income	121	98
Interest expense	(750)	(511)

Loss before income taxes	(19,320)	(9,015)
Income tax benefit	(2,898)	(2,938)

Net loss	$(16,422)	$(6,077)

Basic loss per share	$(0.27)	$(0.10)
Diluted loss per share	$(0.27)	$(0.10)

Shares used in computing basic loss per share	60,030	60,367
Shares used in computing diluted loss per share	60,030	60,367

PRELIMINARY

INTERMEC, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	April 1, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$85,321	$95,108
Short-term investments	203	170
Accounts receivable, net	112,837	139,737
Inventories	107,745	103,622
Current deferred tax assets, net	79,384	84,541
Other current assets	25,456	24,226

Total current assets	410,946	447,404

Deferred tax assets, net	153,560	141,064
Goodwill	143,510	143,510
Intangibles, net	57,303	61,996
Property, plant and equipment, net	44,821	47,086
Other assets, net	27,786	28,230

Total assets	$837,926	$869,290

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$75,818	$92,607
Payroll and related expenses	23,872	32,540
Deferred revenue	54,598	47,234
Accrued expenses	30,119	35,118

Total current liabilities	184,407	207,499

Long-term debt	85,000	85,000
Pension and other postretirement benefits liabilities	125,901	124,058
Long-term deferred revenue	28,567	28,960
Other long-term liabilities	16,298	15,344

Commitments and contingencies

Shareholders’ equity:
Common stock (250,000 shares authorized, 63,096 and 62,956 shares issued and 59,847 and 59,717 outstanding)	636	636
Additional paid-in capital	700,833	697,597
Accumulated deficit	(226,749)	(210,327)
Accumulated other comprehensive loss	(76,967)	(79,477)

Total shareholders’ equity	397,753	408,429

Total liabilities and shareholders’ equity	$837,926	$869,290

PRELIMINARY

INTERMEC, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended
	April 1,	April 3,
	2012	2011
Cash and cash equivalents at beginning of the period	$95,108	$221,467

Cash flows from operating activities:
Net loss	(16,422)	(6,077)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	8,808	4,907
Deferred taxes	(4,791)	(4,383)
Stock-based compensation	2,641	2,328
Gain on intellectual property sales	(1,400)	—
Change in pension and other postretirement plans, net	(304)	(159)
Changes in operating assets and liabilities:
Accounts receivable	29,899	13,152
Inventories	(3,916)	2,357
Accounts payable	(17,113)	(2,128)
Accrued expenses	(4,943)	(14,454)
Payroll and related expenses	(8,964)	4,409
Deferred revenue	6,099	6,705
Other operating activities	(1,613)	(4,310)

Net cash provided by (used in) operating activities	(12,019)	2,347

Cash flows from investing activities:
Acquisitions, net of cash acquired	—	(199,018)
Additions to property, plant and equipment	(1,792)	(4,115)
Proceeds from intellectual property sales	1,650	—
Other investing activities	(11)	(371)

Net cash used in investing activities	(153)	(203,504)

Cash flows from financing activities:
Proceeds from issuance of debt	—	97,000
Stock repurchase	—	(4,535)
Stock options exercised and other	674	524

Net cash provided by financing activities	674	92,989

Effect of exchange rate changes on cash and cash equivalents	1,711	3,818

Net change in cash and cash equivalents	(9,787)	(104,350)

Cash and cash equivalents at end of the period	$85,321	$117,117

PRELIMINARY

INTERMEC, INC.

RECONCILIATION OF GAAP TO NON-GAAP OPERATING INCOME (LOSS) AND ADJUSTED EBITDA

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended April 1, 2012					Three Months Ended April 3, 2011
	GAAP Operating Results	Non-GAAP Adjustments	Non-GAAP Operating Results	EBITDA Adjustments	Adjusted EBITDA	GAAP Operating Results	Non-GAAP Adjustments	Non-GAAP Operating Results	EBITDA Adjustments	Adjusted EBITDA
Total revenues	$179,678	$—	$179,678	$—	$179,678	$178,518	$726	$179,244	$—	$179,244
Costs and expenses:
Cost of revenues	113,753	(3,648)	110,105	(1,774)	108,331	110,224	(2,265)	107,959	(1,858)	106,101
Research and development	20,009	—	20,009	(297)	19,712	17,815	—	17,815	(277)	17,538
Selling, general and administrative	66,007	(1,201)	64,806	(4,882)	59,924	54,242	—	54,242	(3,998)	50,244
Acquisition costs	—	—	—	—	—	4,839	(4,839)	—	—	—
Gain on intellectual property sales	(1,400)	—	(1,400)	—	(1,400)	—	—	—	—	—

Total costs and expenses	198,369	(4,849)	193,520	(6,953)	186,567	187,120	(7,104)	180,016	(6,133)	173,883

Operating income (loss)	$(18,691)	$4,849	$(13,842)	$6,953	$(6,889)	$(8,602)	$7,830	$(772)	$6,133	$5,361

PRELIMINARY

INTERMEC, INC.

RECONCILIATION OF GAAP TO NON-GAAP GROSS MARGINS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended April 1, 2012				Three Months Ended April 3, 2011
	As Reported	Non-GAAP Adjustments		Non-GAAP as Adjusted	As Reported	Non-GAAP Adjustments		Non-GAAP as Adjusted
Revenues:
Product	$136,471	$—		$136,471	$141,736	$—		$141,736
Service	43,207	—		43,207	36,782	726	b	37,508

Total revenues	$179,678	$—		$179,678	$178,518	$726		$179,244

Cost of revenues:
Product	$91,339	$(3,648	) a	$87,691	$87,797	$(2,265	) c	$85,532
Service	22,414	—		22,414	22,427			22,427

Total cost of revenues	$113,753	$(3,648)		$110,105	$110,224	$(2,265)		$107,959

Gross margins:
Product	33.1%			35.7%	38.1%			39.7%
Service	48.1%			48.1%	39.0%			40.2%
Total	36.7%			38.7%	38.3%			39.8%

a - Acquisition related intangible amortization

b - Acquisition fair value of service revenue

c - $1,102 of acquisition related intangible amortization, $1,163 of acquisition fair value of inventory

PRELIMINARY

INTERMEC, INC.

SUPPLEMENTAL INFORMATION: EBITDA AND ADJUSTED EBITDA CALCULATION

(In thousands, except per share amounts)

	Three Months Ended
	April 1, 2012	April 3, 2011
Operating loss, as reported	$(18,691)	$(8,602)
Acquisition adjustments
Acquisition fair-value adjustments	—	1,889
Intangible amortization	4,496	1,102
Acquisition costs	—	4,839
Other	353	—

Total adjustments	4,849	7,830

Non-GAAP operating loss	$(13,842)	$(772)
Adjusted EBITDA calculation
Add: depreciation and amortization (excluding acquisition related)	$4,312	$3,805
Add: stock-based compensation	2,641	2,328

Adjusted EBITDA	$(6,889)	$5,361

Intermec is providing disclosure of the reconciliation of certain Non-US GAAP financial measures used in our financial reporting and within our press release, among other places, to our comparable financial measures on a US GAAP basis. The Company believes that these Non-US GAAP financial measures provide investors the additional information to evaluate financial performance in a way that is comparable to measures reported by other technology companies.

Earnings before interest, taxes, depreciation, and amortization (EBITDA) is net income/loss before provisions for income taxes, net interest expense, and depreciation and amortization. EBITDA should not be considered an alternative to, or more meaningful than, income before income taxes, cash flow from operations, or other traditional indicators of operating performance. Rather, EBITDA is presented because it is a widely accepted supplemental financial measure that we believe provides relevant and useful information. Our calculation of adjusted EBITDA adds back the non-cash effect of stock-based compensation as accounted for under ACS 718 as we believe this is a meaningful view of our true cash earnings. Adjusted EBITDA may not be comparable to a similarly titled measure reported by other companies, since not all companies calculate this non-US GAAP measure in the same manner.

PRELIMINARY

INTERMEC, INC.

SUPPLEMENTAL SALES INFORMATION BY CATEGORY

(Amounts in millions)

(Unaudited)

	Three Months Ended
	April 1, 2012	Percent of Revenues	April 3, 2011	Percent of Revenues	Percent Change in Revenues
Revenues by category:
Intermec-branded:
Systems and solutions	$81.8	45.5%	$90.4	50.6%	-9.5%
Printer and media	35.5	19.8%	43.4	24.3%	-18.2%
Service	35.0	19.5%	34.9	19.6%	0.3%
Voice solutions	27.4	15.2%	9.8	5.5%	179.6%

Total revenues	$179.7	100.0%	$178.5	100.0%	0.7%

SUPPLEMENTAL SALES INFORMATION BY GEOGRAPHICAL REGION

(Amounts in millions)

(Unaudited)

	Three Months Ended
	April 1, 2012	Percent of Revenues	April 3, 2011	Percent of Revenues	Percent Change in Revenues
Revenues by geographic region:
North America	$91.7	51.0%	$78.4	43.9%	17.0%
Europe, Middle East and Africa (EMEA)	54.6	30.4%	65.9	36.9%	-17.1%
Latin America	19.9	11.1%	19.9	11.2%	0.0%
Asia Pacific	13.5	7.5%	14.3	8.0%	-5.6%

Total revenues	$179.7	100.0%	$178.5	100.0%	0.7%